UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 13, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3163	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
See MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Alabama Power - Rate RSE” and - “Rate CNP” of The Southern Company (“Southern”) and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Rate RSE” and - “Rate CNP” of Alabama Power Company (“Alabama Power”) in Item 7 of each company's Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) and Note 3 to the financial statements of Southern under “Retail Regulatory Matters - Alabama Power - Rate RSE” and - “Rate CNP” and of Alabama Power under “Retail Regulatory Matters - Rate RSE” and - “Rate CNP” in Item 8 of the Annual Report for information regarding Alabama Power's Rate Stabilization and Equalization Plan (“Rate RSE”) and Rate Certificated New Plant Environmental (“Rate CNP Environmental”). See also MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Alabama Power - Rate RSE,” - “Rate CNP,” and - “Non-Nuclear Outage Accounting Order” in Southern's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 (the “Quarterly Report”), MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Rate RSE,” - “Rate CNP,” and - “Non-Nuclear Outage Accounting Order” in Alabama's Quarterly Report, and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Alabama Power - Rate CNP” of each company's Quarterly Report for additional information on proceedings with the Alabama Public Service Commission (“PSC”) related to the operation and utilization of Rate RSE, the recovery of retail costs through Rate CNP Environmental, and the proposed non-nuclear outage accounting order requesting authorization to defer certain operations and maintenance expenses associated with planned outages at Alabama Power's generation facilities in 2014 and to amortize those expenses over a three-year period beginning in 2015.

On August 13, 2013, the Alabama PSC voted to issue a report on Rate RSE that found that Alabama Power's Rate RSE mechanism continues to be just and reasonable to customers and Alabama Power, but recommended Alabama Power modify Rate RSE as follows:

•	Eliminate the provision of Rate RSE establishing an allowed range of return on common equity, which is currently 13.0% to 14.5%, with an adjusting point of 13.75%.

•	Eliminate the provision of Rate RSE limiting Alabama Power's capital structure to an allowed equity ratio of 45%.

•
Replace these two provisions with a provision that establishes rates based upon an allowed weighted cost of equity (“WCE”) range of 5.75% to 6.21%, with an adjusting point of 5.98%. If calculated under the current Rate RSE provisions, the resulting WCE would range from 5.85% to 6.53%, with an adjusting point of 6.19%.

•
Provide eligibility for a performance-based adder of seven basis points (0.07%) to the WCE adjusting point if Alabama Power (i) has an “A” credit rating equivalent with at least one of the recognized rating agencies or (ii) is in the top one-third of a designated customer value benchmark survey.

Substantially all other provisions of Rate RSE would remain unchanged.
On August 21, 2013, Alabama Power filed its consent to these recommendations with the Alabama PSC. The changes are effective for calendar year 2014.
Also, on August 13, 2013, the Alabama PSC approved Alabama Power's requested revisions to Rate CNP Environmental allowing recovery of costs related to pre-2005 environmental assets currently being recovered through Rate RSE and Alabama Power's requested authority to defer to a regulatory asset account certain operations and maintenance expenses associated with planned outages at non-nuclear generation facilities in 2014 and to amortize those expenses over a three-year period beginning in 2015. As a result of these changes, Alabama Power currently does not expect any rate adjustment to be required under Rate RSE for 2014. Alabama Power is required to file its 2014 Rate RSE submission with the Alabama PSC by December 1, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2013	THE SOUTHERN COMPANY

By /s/ Melissa K. Caen
Melissa K. Caen
Secretary

ALABAMA POWER COMPANY

By /s/ Melissa K. Caen
Melissa K. Caen
Assistant Secretary

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